                                  Exhibit 99.1

         Press release issued October 23, 2001 re closing of the Merger

For Information Contact
-----------------------
At Greater Bay Bancorp:                At Financial Relations Board:
David L. Kalkbrenner, President & CEO  Christina Carrabino (general information)
(650) 614-5767                         Stephanie Mishra (analyst contact)
Steven C. Smith, EVP, CAO & CFO        (415) 986-1591
(650) 813-8222

FOR IMMEDIATE RELEASE
---------------------

                    GREATER BAY BANCORP ANNOUNCES COMPLETION
                       OF MERGER WITH SJNB FINANCIAL CORP.

PALO ALTO, CA, October 23, 2001 -- Greater Bay Bancorp (Nasdaq: GBBK), a $6.8 billion in assets financial services holding company, announced today that its merger with SJNB Financial Corp. was completed on October 23, 2001. As a result of the merger, San Jose National Bank now operates as a wholly owned subsidiary of Greater Bay Bancorp.

Each SJNB Financial Corp. shareholder will receive 1.82 shares of Greater Bay Bancorp stock for each share of SJNB Financial Corp. in a tax-free exchange. The merger will be accounted for as a pooling of interests. On a pro forma basis as of September 30, 2001, the combined company would have had total assets of approximately $7.5 billion, total deposits of approximately $4.9 billion and shareholders' equity of approximately $480.5 million, with 42 banking offices covering the entire San Francisco Bay area.

According to David Kalkbrenner, President and Chief Executive Officer of Greater Bay Bancorp, "San Jose National Bank expands our presence in the San Jose market, which is the third largest market in California. As a result of the merger, we now have over $700 million in deposits in this important market area. With its business banking focus and highly successful track record, San Jose National Bank is a perfect fit for our Super Community Banking family. We are also pleased to welcome Robert A. Archer and Arthur K. Lund, current directors of San Jose National Bank, to the Greater Bay Board of Directors."

James R. Kenny, who will continue as President and Chief Executive Officer of San Jose National Bank, commented, "This merger enhances our ability to serve our clients as we will be able to offer a broader array of financial services and increased lending capabilities. We will continue to operate under the name San Jose National Bank with the same commitment to client service that we have always maintained."

Greater Bay Bancorp through its eleven subsidiary banks, Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank, Peninsula Bank of Commerce and San Jose National Bank, along with its operating divisions serves clients throughout Silicon Valley, San Francisco, the San Francisco Peninsula, the East Bay Region, the North Bay Region and the Central Coastal Market.

Safe Harbor
Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to future financial performance and condition and pending mergers. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements due to a number of factors, including, but not limited to, when and if the proposed mergers are consummated, the success of Greater Bay Bancorp in integrating the new banks into its organization and other risks detailed in the Greater Bay Bancorp reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2000.

For investor information on Greater Bay Bancorp at no charge, call our automated shareholder information line at 1-800-PRO-INFO (1-800-776-4636) and enter code GBBK. For international access, dial 1-201-432-6555.

                                      # # #